As filed with the Securities and Exchange Commission on December 13, 2004.

Registration No. 33-50946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFFSHORE LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

224 Rue de Jean, P.O. Box 5C, Lafayette, Louisiana 70505

(Address, including zip code, of Principal Executive Offices)

Offshore Logistics, Inc. 1991

Nonqualified Stock Option Plan For

Nonemployee Directors

(Full title of the plan)

William E. Chiles

President and Chief Executive Officer

Offshore Logistics, Inc.

224 Rue de Jean

P.O. Box 5C

Lafayette, Louisiana 70505

(337) 233-1221

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Paul M. Haygood

Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

201 St. Charles Avenue, 46th Floor

New Orleans, Louisiana 70170-4600

DEREGISTRATION

In accordance with the undertaking contained in Item 9(a)(3) of Part II of this Registration Statement No. 33-50946, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

The Registrant hereby removes from registration 27,500 shares of common stock registered pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on December 13, 2004.

OFFSHORE LOGISTICS, INC.

By:	/s/ WILLIAM E. CHILES
William E. Chiles
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM E. CHILES William E. Chiles	President, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2004

/s/ H. EDDY DUPUIS H. Eddy Dupuis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 13, 2004

/s/ KENNETH M. JONES Kenneth M. Jones	Chairman of the Board and Director	December 13, 2004

/s/ STEPHEN J. CANNON Stephen J. Cannon	Director	December 13, 2004

/s/ JONATHAN H. CARTWRIGHT Jonathan H. Cartwright	Director	December 13, 2004

/s/ DAVID M. JOHNSON David M. Johnson	Director	December 13, 2004

/s/ PIERRE H. JUNGELS Pierre H. Jungels	Director	December 13, 2004

/s/ THOMAS C. KNUDSON Thomas C. Knudson	Director	December 13, 2004

/s/ KEN C. TAMBLYN Ken C. Tamblyn	Director	December 13, 2004

/s/ ROBERT W. WALDRUP Robert W. Waldrup	Director	December 13, 2004